TABLE OF CONTENTS

                                                                    Page

ARTICLE I     PURPOSE OF PLAN                                         2


ARTICLE II    DEFINITIONS AND CONSTRUCTION                            3


ARTICLE III   SUPPLEMENTAL RETIREMENT BENEFITS                        7


ARTICLE IV    RETIREMENT OF PARTICIPANTS                              8


ARTICLE V     VESTING AND DISTRIBUTION OF BENEFITS                    9


ARTICLE VI    CONDITIONS AND FORFEITURES                             11


ARTICLE VII   ADMINISTRATIVE COMMITTEE                               12


ARTICLE VIII  MISCELLANEOUS                                          14
                                   MORRISON INCORPORATED

                            EXECUTIVE SUPPLEMENTAL PENSION PLAN

                                 (Effective May 27, 1983)
                                  (Restated June 1, 1986)










NOTE: This document is an important legal instrument with legal and tax implications. It should be reviewed by legal counsel prior to adoption.

                                         ARTICLE I

                                      PURPOSE OF PLAN


The purpose of the Plan, as effective May 27, 1983, and as more fully set forth herein, is to provide supplemental retirement benefits to Eligible Employees as part of an integrated executive compensation program. The Plan shall be maintained on an unfunded basis.

The Plan has been restated in its entirety effective June 1, 1986, primarily to give a more complete description of the method of determining plan participation, benefit service, and normal and early retirement benefits.


                                        ARTICLE II

                               DEFINITIONS AND CONSTRUCTION


2.01   Definitions:

       (a) The term "Annual Base Salary" refers to the base pay and sales commissions, if payable, received by a Participant from an Employer during a calendar year, and excluding any amounts paid to him as overtime, bonuses, incentive compensation, and contributions to this or any other pension benefit plan to which an Employer contributes directly or indirectly.

       (b) The term "Accrued Benefit" refers to the annual benefit to which a Participant would be entitled, determined pursuant to Section 3.01, based on his Final Base Salary and his Continuous Service at the date of calculation, commencing on his Normal Retirement Date in the mode of a single-life annuity.

       (c) The term "Board" refers to the Board of Directors of the Company, as duly constituted from time-to-time.

       (d) The term "Committee" refers to those three members of the Board who shall be appointed by the Board to manage and administer the Plan in accordance with the provisions of Article VII hereof.

       (e) The term "Company" refers to Morrison Incorporated, a Florida corporation, having its administrative offices in Mobile, Alabama.

       (f) The term "Continuous Service" refers to the period of unbroken employment of an Employee with the Company or one or more of its subsidiaries from his last date of employment, but shall not include a period of employment beyond the Participant's Normal Retirement Date.

              Continuous Service shall not include a period of employment subsequent to an Employee's participation in this Plan if the Employee's HAY points are less than 850 in the period. Furthermore, Continuous Service shall not include a period of employment subsequent to an Employee's participation in this Plan if the Committee has expressly terminated an Employee's participation in this Plan.

              Continuous Service of an Employee shall not be broken by and shall include the periods of:
              (1) his absence in the Armed Forces of the United States or any of its allies in time of war in which the United States shall be engaged, or in the Armed Forces of the United States while any form of law requiring compulsory military service shall be in effect, if the Employee directly enters such Armed Forces and does not reenlist after the date of first entering and makes application for reemployment by the Company within ninety (90) days, or such longer period as may be prescribed by applicable law, after discharge or release from such Armed Forces or from hospitalization continuing for a period of not more than one year after discharge or release from such Armed Forces and is reemployed by the Company; and/or

              (2) his absence because of lay-off not in excess of one (1) years if the Employee returns to employment with the Company when notified of his recall to work.

                     An Employee whose Continuous Service has been broken because of termination employment and who is thereafter reemployed by the Company shall be deemed to be newly employed for all purposes of the Plan and any previous service shall be disregarded for purposes of the Plan.

                     An Employee whose Continuous Service has been broken because his HAY points have dropped to less than 850 or because the Committee acted to terminate his participation in the Plan and who subsequently has 850 or more HAY points or who subsequently has his participation in this Plan reinstated by action of the Committee shall have his periods of Continuous Service aggregated for purposes of calculating his Accrued Benefit.

       (g)    The term "Effective Date" shall mean May 27, 1983.

       (h) The term "Eligible Employee" refers to any individual employed on a full-time basis by the Company or one or more of its subsidiaries, who has earned at least 850 HAY points, has three
              (3) years of service as a year of service is defined in Morrison Incorporated Retirement Plan, and has been selected for participation by the Committee.

       (i) The term "Final Base Salary" refers to the dollar amount determined by obtaining the average of the Participant's Annual Base Salary over the five (5) consecutive Plan Years which produce the highest average. If the Participant retires, terminates employment, or ceases to accrue Continuous Service due to a drop in HAY points or action of the Committee, his Annual Base Salary for the final partial year of participation shall be annualized for purposes of calculating the Final Base Salary.

              As an example of the manner in which this definition is intended to operate, assume a Participant earns an Annual Base Salary of Sixty Thousand Dollars ($60,000) in the fourth and third Plan Years preceding the Plan Year in which he reaches his Normal Retirement Date, and an Annual Base Salary of Eighty Thousand Dollars ($80,000) in the second and first Plan Years preceding such year, as well as in the year of his normal retirement. Assume further that in all other Plan Years, the Participant's Annual Base Salary was less than $60,000. Based on such assumptions, the Participant's Final Base Salary will equal:

                                  $  60,000
                                     60,000
                                     80,000
                                     80,000
                                     80,000               $360,000/5 = $72,000
                                   $360,000

       (j) The term "Normal Retirement Date" refers to the 65th anniversary of the Participant's birth.

       (k) The term "Participant" refers to any Eligible Employee upon his entry into the Plan. Upon retirement, termination of employment, or if a Participant's HAY points drop to less then 850 or if the Committee acts to terminate the participation of an Employee under this Plan, such Employee's status as a Participant will be terminated, and he will be classified as a former Participant.

       (l) The term "Plan" refers to the unfunded supplemental retirement plan embodied herein, as amended from time-to-time, to be known as the Morrison Incorporated Executive Supplemental Pension Plan.

       (m) The term "Plan Year" refers to any calendar year within which the Plan shall be in effect.

       (n) The term "Primary Social Security Benefit" means the annual primary insurance amount available to the Participant at age 65 under the Social Security Act as in effect at the date of calculation, without regard to whether such amount actually commences to be paid and without regard to any increase in the Social Security Base or benefit levels that may take effect after such date of calculation.

              The Primary Social Security Benefit will be calculated as though the Participant had a full Social Security Earnings Record and as though the Participant always earned at least the Social Security Taxable Wage Base.

              The date of calculation will be the retirement date, termination date, date when HAY points drop below 850, or date of cessation of participation as determined by the Committee, whichever is applicable. The Primary Social Security Benefit will be calculated based on the Social Security Law in effect on the first day of the calendar year of the date of calculation, and assuming constant Social Security Taxable Wage Bases for the future years.

2.02   Construction:

       (a) Words used herein in the masculine or feminine gender shall be construed as the feminine or masculine gender, respectively, where appropriate.

       (b) Words used herein in the singular or plural shall be construed as the plural or singular, respectively, where appropriate.


                                        ARTICLE III

                             SUPPLEMENTAL RETIREMENT BENEFITS


3.01   Amount of Benefit:

       A Participant's Accrued Benefit payable at Normal Retirement Date in the form of single life annuity shall equal (A) plus (B) minus (C) minus (D) as follows:

       (A) 2.5% of the Participant's Final Base Salary multiplied by the Participant's years and fractional years of Continuous Service not in excess of twenty (20) years of Continuous Service; plus

       (B) 1% of the Participant's Final Base Salary multiplied by the Participant's years and fractional years of Continuous Service in excess of twenty (20) years of Continuous Service, but not in excess of thirty (30) such years; less

       (C) The retirement benefit payable at Normal Retirement Date in the form of a single life annuity to the Participant under the Morrison Incorporated Retirement Plan; less

       (D) The Participant's Primary Social Security Benefit, calculated in accordance with Section 2.01(n).

       For purposes of this Section 3.01, each completed month of Continuous Service shall equal one-twelfth (1/12th) of a year of Continuous Service.

3.02   Distribution of Benefits:

       Benefits accrued hereunder shall be paid in accordance with Article V.

3.03   Encumbrance of Award:

       No Participant or beneficiary of a Participant shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which he may have at any time to receive payment of benefits, which benefits and the right thereto are expressly declared to be non-assignable and non-transferable. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or his beneficiaries shall, in the sole discretion of the Committee after consideration of such facts as it deems pertinent, be grounds for terminating any rights of the Participant and his beneficiaries to any portion of the benefits not previously paid by the Company.

                                     ARTICLE IV

                                RETIREMENT OF PARTICIPANTS


4.01   Normal Retirement:

       A Participant may continue in the service of the Company beyond his Normal Retirement Date, but shall not be permitted to continue in the employ of the Company without first obtaining the Company's consent, subsequent to the age at which the Company may require the retirement of the Participant under applicable federal and state laws. If a Participant continues in service beyond his Normal Retirement Date, he shall be deemed to be retired upon his Postponed Retirement Date as determined under the Morrison Incorporated Retirement Plan.

4.02   Early Retirement:

       A Participant may retire from service with the Company or any of its subsidiaries prior to reaching his Normal Retirement Date and commence receiving benefits from this Plan if eligible for Early Retirement under the terms of the Morrison Incorporated Retirement Plan. The Accrued Benefit under this Plan, as described in Section 3.01, will be reduced for Early Retirement using the same factors as are used in the Morrison Incorporated Retirement Plan, namely:

         \
                  Age                                 Early Retirement Factor

                   64                                           .93
                   63                                           .86
                   62                                           .79
                   61                                           .72
                   60                                           .65
                   59                                           .62
                   58                                           .59
                   57                                           .56
                   56                                           .53
                   55                                           .50

       A Participant must commence receiving benefits under this Plan at the same time as he commences receiving benefits under the Morrison Incorporated Retirement Plan.


                                         ARTICLE V

                           VESTING AND DISTRIBUTION OF BENEFITS


5.01   Vesting:

       A Participant's Accrued Benefit shall vest in the Participant at such time as he reaches his Normal or Early Retirement Date. If a Participant terminates employment other than by retirement or death, he shall be vested in his Accrued Benefit is he has completed ten (10) or more Years of Service determined under the Morrison Incorporated Retirement Plan. If a Participant terminates employment other than by retirement or death and has not completed ten (10) or more Years of Service determined under the Morrison Incorporated Retirement Plan, he shall not be vested in his Accrued Benefit, his Accrued Benefit shall be cancelled and he shall not be entitled to any further benefits from the Plan.

5.02   Payment of Benefits:

       When a Participant reaches his Normal Retirement Date, retires by reason of the Early Retirement provisions of the Plan (Section 4.02), or otherwise terminates his service with the Company or any of its subsidiaries, the Committee shall determine and certify to the Treasurer of the Company the vested Accrued Benefit of the Participant, if any, and shall further determine and certify the method by which payments shall be made. The Company shall thereafter make payments of the benefits in the manner and at the times so designated, subject, however, to all other terms and conditions of the Plan.

       A benefit payable under this Plan shall be paid in the same form and at the same time as the retirement benefit payable to the retired Participant under the Morrison Incorporated Retirement Plan. If the benefit payable under this Plan is paid other than as a life annuity, the amount of the benefit when paid in such other form shall be determined by using the actuarial equivalence factors of the Morrison Incorporated Retirement Plan.

5.03   Death of Participant:

       If a Participant shall die during the term of his employment with the Company or any of its subsidiaries, and prior to his retirement or other termination from service, the said employment shall be deemed to have terminated on the date of the Participant's death and the Company shall have no further obligation to the Participant, his estate, heirs or beneficiaries under this Plan, it being specifically the intention of the Board in creating this Plan that it supplement, by way of providing living retirement benefits, the existing insurance benefit program which will protect the interests of the families of executive employees who die while in the Continuous Service of the Company or any of its subsidiaries.

       If a Participant shall die after his retirement or other termination of service, benefit payments shall continue to the Participant's designated beneficiaries, or his estate, at such times and in such manner, as is provided for under the form of payment determined under the provisions of Section 6.02 of the Plan. Each Participant shall notify the Committee in writing of the name and address of his primary alternative beneficiaries, which may be changed from time-to-time by the Participant by written notice delivered to the Committee.


                                        ARTICLE VI

                                CONDITIONS AND FORFEITURES

If a Participant's Continuous Service is terminated because of his proven or admitted fraud or dishonesty of a material nature, his willful damage to the property, reputation or goodwill of the Company, or any of its subsidiaries, his conviction of a felony, his willful and material insubordination or violation of Company rules, and/or his gross neglect of duties assigned by the Company; and if such act or action adversely affects the Company in a substantial respect, then notwithstanding any other provision of this Plan, the Committee may determine that any benefits to which such Participant might otherwise have been entitled under the Plan shall be forfeited. The decision of the Committee with respect to sufficiency of the proof or admission of such act or action, the substantially adverse effect thereof, and the forfeiture resulting therefrom, as long as made with consistency and sound judgment, shall be final and binding.


                                        ARTICLE VII

                                 ADMINISTRATIVE COMMITTEE


7.01   Service, Resignation, Removal:

       Members of the Committee shall serve at the pleasure of the Board and any or all members may be removed by the Board at any time, with or without cause or notice. Upon the death, resignation, removal or inability to serve of any member of the Committee, as now or hereafter constituted (and of such inability the Board shall be the sole judge), the Board shall name the successor of such member.

7.02   Procedure:

       A majority of the members of the Committee shall constitute a quorum for any meeting held with respect to the Plan, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all such members shall be valid acts of the Committee.

7.03   Powers and Duties:

       The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, in amplification and not limitation of the foregoing, the Committee shall have power to:

       (a) provide rules and regulations for the administration of the Plan, and from time-to-time, to amend or supplement such rules and regulations;

       (b) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties thereto;

       (c) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

7.04   Finality of Action:

       The acts and determinations of the Committee within the powers conferred by the Plan shall be final and conclusive for all purposes of the Plan and shall not be subject to appeal or review by persons or entities other than the Board.

7.05   Liability:

       No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member, except for his own fraud or willful misconduct; and no member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee, except expenses and liabilities arising out of his own fraud or willful misconduct.

7.06   Compensation and Expenses:

       The members of the Committee may receive such reasonable compensation for their services as may be authorized from time-to-time by the Board, and except as otherwise provided above, shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Board, shall be paid by the Company.

7.07   Information Furnished to Committee:

       The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Eligible Employees, their Annual Base Compensation, and their dates of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

7.08   Examination by Participants:

       The Committee shall make available to each Participant for examination by him, at the principal office of the Company or at such other location as may be reasonably convenient to him, a copy of the Plan and such of its records or copies thereof as may pertain toe any benefits of such Participant under the Plan.
                                       ARTICLE VIII

                                       MISCELLANEOUS


8.01   Unfunded Plan:

       Any Participant who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company as set forth herein for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatever owned by the Company or in which it may have any right, title or interest now or at any time in the future.

8.02   Additional Benefits:

       It is agreed and understood that any benefits accrued under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement or voluntary pension, profit sharing or other compensation plan of the Company, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement or voluntary plan.

8.03   Modification and Cancellation:

       This Plan may be amended, modified, suspended or terminated by the Board as and when it deems such action necessary; however, no such action shall have the effect of terminating or voiding a Participant's contractual right to receive that portion of any award made hereunder which shall have vested in him as of the time of such Board action.

8.04   Enforceability:

       If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

8.05   Notices:

       All notices or other communications permitted to be given or called for pursuant to the Plan shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram:

       (1) If to the Company, in care of its President and Chief Executive Officer, 4721 Morrison Drive, P.O. Box 162066, Mobile, Alabama 36625.

       (2) If to a Participant, in care of him at such address as he shall have provided in writing to the Committee, or in the absence thereof, to such other address as shall appear on the books of the Company.


                                  FIRST AMENDMENT TO THE
                                   MORRISON INCORPORATED
                            EXECUTIVE SUPPLEMENTAL PENSION PLAN


       THIS FIRST AMENDMENT, made as of the 30th day of   June    , 1994, by
MORRISON RESTAURANTS INC., f/k/a Morrison Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Primary Sponsor");

                                    W I T N E S E T H:

       WHEREAS, the Primary Sponsor maintains the Morrison Incorporated Executive Supplemental Pension Plan under a restated indenture effective as of June 1, 1986 (the "Plan"); and

       WHEREAS, the Primary Sponsor now desires to amend the Plan in order to make certain changes to its eligibility provisions and for other reasons;


       NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective January 1, 1994, as follows:

1. By deleting existing Section 2.01(d) in its entirety and by substituting therefor the following: "[Reserved]." In addition, the term "Plan Administrator" shall be substituted in lieu of the term "Committee" each time the latter term appears in the Plan.

2. By deleting existing Section 2.01(e) in its entirety and by substituting therefore the following:

       "(e) The term `Company' refers to Morrison Restaurants Inc., f/k/a Morrison Incorporated, a Delaware corporation."

3. By deleting the existing second and final paragraphs of Section 2.01(f) in their entirety and by substituting therefor the following:

       "With respect to Eligible Employees who were Participants in the Plan prior to January 1, 1994, Continuous Service shall not include any period of employment subsequent to an Employee's participation in the Plan from and after the date the Plan Administrator has expressly terminated an Employee's participation in the Plan, unless and until he or she thereafter qualifies as an Eligible Employee in accordance with the provisions of the immediately succeeding sentence. With respect to Eligible Employees who first become Participants in the Plan after December 31, 1993, Continuous Service shall not include any period of employment subsequent to an Employee's participation in the Plan (i) during which the Employee no longer holds any one of the Qualifying Positions, (ii) following three (3) consecutive Plan Years during which the Participant failed to earn an annual salary, plus bonus, of at least $120,000 (as adjusted in accordance with Plan Section 2.01(h)); or (iii) from and after the date the Plan Administrator has expressly terminated an Employee's participation in the Plan. An Eligible Employee who experiences a break in Continuous Service as described in this paragraph who again becomes an Eligible Employee or who is reinstated by action of the Plan Administrator shall have his periods of Continuous Service aggregated for purposes of calculating his Accrued Benefit, but in no event shall such aggregated periods of Continuous Service include periods during which the Employee no longer holds any Qualifying Position; any period of employment during which the Employee is not an Eligible Employee following a three-consecutive Plan Year period in which the Employee failed to earn at least $120,000 (as adjusted in accordance with Plan Section 2.01(h)); or after the date the Employee's participation in the Plan has been expressly terminated by the Plan Administrator unless and until both the Plan Administrator reverses that decision and the Employee otherwise qualifies as an Eligible Employee."

4. By deleting Section 2.01(h) in its entirety and by substituting therefor the following:

       "(h) The term `Eligible Employee' means, prior to January 1, 1994, an individual employed on a full-time basis by the Company or one or more of its subsidiaries who has earned at least 850 HAY points, has been credited with at least three (3) `Years of Service,' as defined under the Morrison Incorporated Retirement Plan and has been selected for participation by the Plan Administrator and, after December 31, 1993, an individual employed on a full-time basis by the Company or one or more of its subsidiaries who earned an average salary, plus bonus, of at least $120,000 (or such greater amount as may be determined by the Plan Administrator from time to time) during the last two (2) Plan Years immediately preceding the first day of the Plan Year in which an Eligible Employee becomes a Participant and who has completed at least five
              (5) full years of consecutive service, on a calendar-year basis or otherwise, during which the Employee has held one or more Qualifying Positions."

5. By deleting the second sentence of the first paragraph of Section 2.01(i) and by substituting therefor the following:

       "If the Participant retires, terminates employment or ceases to accrue Continuous Service in accordance with Plan Section 2.01(f), his Annual Base Salary for the final partial year of participation shall be annualized for purposes of calculating Final Base Salary."

6. By deleting the second sentence of Section 2.01(k) and by substituting therefor the following:

       "An Eligible Employee shall become a Participant as of the January 1st immediately following the date the eligibility criteria stated in Plan
       Section 2.01(h) are satisfied. Upon retirement, termination of employment or cessation of the accrual of Continuous Service in accordance with Plan Section 2.01(f), a Participant's status shall become that of a former Participant."

7. By substituting the name "Morrison Restaurants Inc. Executive Supplemental Pension Plan" for the name "Morrison Incorporated Executive Supplemental Pension Plan" in Section 2.01(l).

8. By adding new Section 2.01(l)(l), immediately after Section 2.01(l), as follows:

       "(l)(l) The term `Plan Administrator' shall mean the organization or person designated to administer the Plan by the Board of Directors or, in lieu of any such designation, the Company."

9. By deleting the first sentence of the third paragraph of Section 2.01(n) and by substituting therefor the following:

       "The date of calculation will be the retirement date, termination date or date of the cessation of the accrual of Continuous Service in accordance with Plan Section 2.01(f), whichever is applicable."

10.    By adding new Section 2.01(o) as follows:

       "(o) "Qualifying Position" means one or more of the positions within the Company's organizational hierarchy identified in Appendix A hereto, as the same may be amended from time to time hereafter by the Chief Executive Officer of the Company.

11. By deleting Article VII in its entirety and by substituting therefor the following:

       "VIII.        ADMINISTRATION OF THE PLAN

              A. Operation of the Plan Administrator The Company shall be the Plan Administrator, unless it appoints another Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Company shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Company. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Company shall appoint a successor.

              B.     Duties of the Plan Administrator

                     1. The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator's duties.

                     2. The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a participating Employee or beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees and beneficiaries, subject to the provisions of the Plan and subject to applicable law.

                     3. The Plan Administrator shall furnish Employees and Beneficiaries with all disclosures now or hereafter required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Internal Revenue Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

                     4. The statement of specific duties for a Plan Administrator in this Section are not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

                     5. The Company shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) arising in connection with the performance by the person of his or her duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

              C.     Action by the Company   Any action to be taken by the
       Company shall be taken by resolution or written direction duly adopted by the Board or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the Board or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of the Company the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend or terminate the Plan or to determine the basis of any payment obligations of the Company.

              D.     CLAIM REVIEW PROCEDURE

                     1. In the event that an Employee or beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                            a.     the specific reasons for the denial;

                            b.     specific references to the pertinent
                     provisions of the Plan on which the denial is based;

                            c. a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                            d. an explanation of the Plan's claim review procedure.

                     2. After receiving written notice of the denial of a claim, a claimant or his or her representative may:

                            a. request a full and fair review of such denial by written application to the Plan Administrator;

                            b.     review pertinent documents; and

                            c. submit issues and comments in writing to the Plan Administrator.

                     3. If the claimant wishes such a review of the decision denying his or her claim to benefits under the Plan, he or she must submit such written applications to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

                     4. Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

                     5. At least ten (10) days prior to the scheduled hearing, the claimant and his or her representative designated in writing by him or her, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his or her representative, if any, may request that the hearing be rescheduled, for his or her convenience, on another reasonable date or at another reasonable time or place.

                     6. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

                     7. No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his or her representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

       Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this First Amendment.

       IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as the day and year first above written.

                                MORRISON RESTAURANTS INC.


                                By:/s/ Samuel E. Beall


                                Title:  President & Chief Executive Officer


     [CORPORATE SEAL]


ATTEST:

 /s/ Pfilip G. Hunt

Title:   Senior Vice President,
         General Counsel & Secretary

                                        APPENDIX A

                            EXECUTIVE SUPPLEMENTAL PENSION PLAN
                                    ELIGIBLE POSITIONS



President-Chief Executive Officer
Chairman of the Board
President-RTG
President-FDG
President-Health Care
President-Business & Industry
Senior Vice President Marketing-Corp.
Senior Vice President, Human Resources-Corp.
Senior Vice President, Legal-Corp.
Vice President, Finance-Corp.
Vice President, Controller and Treasurer
Senior Vice President, Operations-FDG
Senior Vice President, Operations-RTG
Vice President-Design Construction-RTG
Vice President, Operations-Silver Spoons
Vice President, Financial Planning
Vice President, Controller-RTG
Vice President, Legal-Real Estate
Vice President-Real Estate
Vice President, Human Resources-FDG
Vice President, Human Resources-Health Care
Vice President, Human Resources-RT
Vice President, Ind. Rel.-MHG
Vice President, Controller-FDG
Senior Vice President, Development-FDG
Vice President, Marketing-FDG
Vice President, Controller-MHG
Regional Vice President-Health Care
Regional Vice President-Business & Industry
Vice President, Real Estate-FDG
Director, Operations-FDG
Vice President-Nutritional Services
Vice President-Vending
Vice President-Sales
Regional Director-RTG
Vice President, Human Resources-Business & Industry



                                  SECOND AMENDMENT TO THE
                                 MORRISON RESTAURANTS INC.
                            EXECUTIVE SUPPLEMENTAL PENSION PLAN


     THIS SECOND AMENDMENT is made as of the 31 day of   July     , 1995, by
MORRISON RESTAURANTS INC., f/k/a Morrison Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Primary Sponsor").

                                   W I T N E S S E T H:

     WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc. Executive Supplemental Pension Plan under a restated indenture effective as of June 1, 1986 (the "Plan") and as last amended by indenture dated June 30, 1994; and

     WHEREAS, the Primary Sponsor now desires to amend the Plan in order to add an enhanced early retirement opportunity for eligible participants;

     NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of March 29, 1995, as follows:

1. By deleting existing Section 4.02 in its entirety and by substituting therefor the following:

     4.02  Early Retirement:

           (a) Actuarially Reduced Early Retirement Benefit. Before any Participant is eligible for early retirement pursuant to
                 Section 4.02(b) below, the Participant may retire from service with the Company or any of its subsidiaries prior to reaching his Normal Retirement Date and commence receiving benefits from this Plan if the Participant has attained at least age 55. The Accrued Benefit under this Plan, as determined in Section 3.01, but payable pursuant to this Section 4.02(a), will be reduced by multiplying the Accrued Benefit amount by the applicable early retirement factor indicated below and, in determining the Accrued Benefit, the amount of any offset under Section 3.01(C) shall be calculated as the retirement benefit payable in the form of a single life annuity to the Participant under the Morrison Restaurants Inc. Retirement Plan at the Participant's Retirement Date (as defined therein):

                     Number of Years Until Eligible           Early Retirement
                 for Unreduced Early Retirement Benefit             Factor

                                     1                               .93
                                     2                               .86
                                     3                               .79
                                     4                               .72
                                     5                               .65

           (b) Unreduced Early Retirement Benefit. A Participant may retire from service with the Company or any of its subsidiaries prior to reaching his Normal Retirement Date and commence receiving benefits from this Plan pursuant to this Section 4.02(b) if:

                       (i) the Participant attains age 60 prior to termination of employment from the Company or any of its subsidiaries; or

                       (ii) at the time of retirement from service with the Company or any of its subsidiaries, the Participant is at least age 55 and the sum of that Participant's age and years of Continuous Service equals or exceeds ninety (90).

                 The Accrued Benefit, as determined in Section 3.01, but payable pursuant to this Section 4.02(b), will not be subject to actuarial reduction and, in determining the Accrued Benefit, the amount of any offset under Section 3.01(C) shall be calculated as the retirement benefit payable in the form of a single life annuity to the Participant under the Morrison Restaurants Inc. Retirement Plan at the Participant's Retirement Date (as defined therein).

           A Participant with an accrued benefit under the Morrison Restaurants Inc. Retirement Plan must commence receiving those benefits at the same time as the Participant commences receiving benefits under this
           Section 4.02.

2. By deleting existing Article VI in its entirety and by substituting therefore the following:

                                        ARTICLE VI

                                CONDITIONS AND FORFEITURES

     6.01  Forfeiture of Accrued Benefit

     If a Participant's Continuous Service is terminated because of his proven or admitted fraud or dishonesty of a material nature, his willful damage to property, reputation or goodwill of the Company, or any of its subsidiaries, his conviction of a felony, his willful and material insubordination or violation of Company rules, and/or his gross neglect of duties assigned by the Company; and if such act or action adversely affects the Company in a substantial respect, then notwithstanding any other provision of this Plan, the Committee may determine that any benefits to which such Participant might otherwise have been entitled under the Plan shall be forfeited. The decision of the Committee with respect to sufficiency of the proof or admission of such act or action, the substantially adverse affect thereof, and the forfeiture resulting therefrom, as long as made with consistency and sound judgment, shall be final and binding.

     6.02  Forfeiture of Early Retirement Benefit

     Upon a Participant's early retirement under Section 4.02, the Participant shall not, without the prior written consent of the Company, for the two-year period commencing with his retirement (the "Non-Competition Period"), engage in activities of the same character and scope to those in which he was engaged (1) on behalf of a division of the Company (and/or a subsidiary), or (2) on behalf of the Company (and/or a subsidiary) in a corporate or staff specialized function, immediately prior to his retirement for a competitor at a location within the United States.

     If a Participant fails to cure any alleged breach of this Section 6.02 within thirty (30) days following receipt of written notice from the Company, the Company may apply a forfeiture penalty against the Participant with respect to each future periodic payment due him under the Plan equal to the difference between the periodic payment otherwise payable to him pursuant to Section 4.02(a) or (b), as the case may be, and the amount the Participant would have received as a periodic payment had the Participant's Accrued Benefit been reduced by the applicable discount factor set forth below:

                           Age at Retirement                  Discount Factor

                                     64                             .93
                                     63                             .86
                                     62                             .79
                                     61                             .72
                                     60                             .65
                                     59                             .62
                                     58                             .59
                                     57                             .56
                                     56                             .53
                                     55                             .50

     Any such forfeiture may be applied against each future periodic payment due to the Participant under the Plan until the first to occur of (i) the expiration of Non-Competition Period, or (ii) the date the Company determines that the Participant is no longer in breach of the provisions of this Section 6.02.

     For purposes of this Section 6.02, as to a Participant, the term "competitor" means (A), (B), (C) or (D) below, depending upon the division or position within the Company (or subsidiary) for which the Participant provided services at the time of his retirement:

           (A) if the Participant was then performing services for either the Ruby Tuesday Division or Specialty Division (or any successors thereto), any multi-unit, multi-state foodservice business that is of a character and concept similar to a Ruby Tuesday restaurant, including, but not limited to, a casual dining restaurant business with an American themed, generic, broad-based menu similar in concept to Ruby Tuesday, serving soups, sandwiches, chicken, ethnic cuisine, health or fitness oriented dishes and a full bar or for any other multi-unit foodservice business that is of a character and concept involving casual dining with an ethnic or other themed menu similar to any restaurant then being operated or otherwise maintained by the Ruby Tuesday Division or Specialty Division (or successors thereto);

           (B) if the Participant was then performing services for the Heath Care Division (or any successor thereto), any multi-unit, multi-state foodservice business that is engaged in providing food and nutritional services to medical and residential care facilities for the sick and elderly, including, without limitation, elderly feeding programs and similar programs;

           (C) if the Participant was then performing services for the Family Dining Division (or any successor thereto), any multi-unit, multi-state foodservice business that is engaged in operating or otherwise maintaining family-style dining cafeterias; or

           (D) if the Participant was then performing services for the Company (and/or a subsidiary) (or any successor thereto) in a corporate or staff specialized function at retirement, any business described in
           (A), (B) or (C) above.


     Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the day and year first above written.

                                         MORRISON RESTAURANTS INC.


                                         By: /s/ Samuel E. Beall

                                         Title: Chairman and CEO


                                         [CORPORATE SEAL]
ATTEST:

 /s/ Pfilip G. Hunt

Title: Secretary